Exhibit 99.1

Safe and Green Development Corporation Regains Compliance with Nasdaq Listing Standards

Miami, FL – October 24th, 2024 – Safe and Green Development Corporation (Nasdaq: SGD) ("the Company") today is pleased to announce that it has received formal notice from The Nasdaq Stock Market LLC ("Nasdaq") confirming that the Company has regained compliance with Nasdaq's minimum bid price requirement under Listing Rule 5550(a)(2).

"We are pleased to have regained compliance with Nasdaq's listing standards, which reflects our commitment to enhancing shareholder value and ensuring the long-term growth of the Company," said David Villarreal, Chief Executive Officer of Safe and Green Development Corporation. "We will continue to focus on executing our strategic initiatives and delivering sustainable results for our investors."

About Safe and Green Development Corporation (SG Devco)

Safe and Green Development Corporation is a real estate development company. Formed in 2021, it focuses on the development of sites using purpose-built, prefabricated modules built from both wood and steel. The thesis of development is to build strong, innovative and green, single or multifamily projects across all income and asset classes. Additionally, a majority owned subsidiary of SG DevCo, Majestic World Holdings LLC, is a prop-tech company that has created a real estate AI Platform. The Platform aims to decentralize the real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. MyVONIA Innovations LLC, a wholly own subsidiary, is the owner of MyVONIA which is an AI-powered personal assistant designed to help simplify daily tasks and improve productivity for individuals and businesses. MyVONIA aims to assist with managing both personal and professional tasks.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical fact are or may be deemed to be forward-looking statements. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions and include statements regarding enhancing shareholder value and ensuring the long-term growth of the Company, executing our strategic initiatives and delivering sustainable results for our investors and creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to deliver and sell its homes in South Texas as planned, the Company’s ability to create an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment, the Company's ability to obtain the capital necessary to fund its activities, the Company's ability to monetize its real estate holdings, and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For investor relations and media inquiries, please contact:

Barwicki Investor Relations

Andrew@Barwicki.com
516-662-9461